Geospatial Corporation 10-K

Exhibit 10.30

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is dated as of September 30, 2015, by and among (i) Geospatial Corporation, a Nevada corporation (the “Company”), and (ii) the persons and entities whose names are set forth on the Schedule of Purchasers attached hereto as Schedule A (such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”).

RECITALS:

WHEREAS, the Company desires to issue and sell to the Purchasers Unsecured Convertible Promissory Notes in the form attached hereto as Exhibit A (the “Notes”) and Warrants in the form attached hereto as Exhibit B (the “Warrants”), in the individual amounts set forth opposite each such Purchaser’s name on Schedule A; and

WHEREAS, the Company desires to sell, and the Purchasers desire to purchase, the Notes and Warrants on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations and warranties, covenants and agreements contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            Sale and Purchase.   Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the Note and Warrant in the amounts set forth opposite such Purchaser’s name on Schedule A. The purchase price of each Note and Warrant shall be the principal amount of the Note set forth opposite each Purchaser’s name on Schedule A.

2.            Closings.

(a)          The purchase and sale of the Notes and Warrants shall take place pursuant to one or more closings (each, a “Closing”).

(b)          Each Closing shall be held at the offices of the Company. At each Closing the Company shall issue and deliver to each Purchaser a Note in the aggregate principal amount of the Note to be purchased by such Purchaser as set forth on Schedule A, together with a Warrant exercisable for a number of shares of the Company’s common stock, par value $ .001 per share (“Common Stock”) calculated as set forth therein, against payment of the purchase price therefor by check or wire transfer of immediately available funds to an account designated in writing by the Company.

(c)          The parties agree that the delivery of this Agreement and any other documents at a Closing may be effected by means of an exchange of facsimile or scanned and emailed signatures with original copies to follow by mail or courier service. Any person or entity that purchases a Note and a Warrant shall become a party to this Agreement by executing and delivering to the Company a counterpart signature page hereto. The Company shall amend Schedule A to reflect any such purchase following the initial Closing.

3.            Representations and Warranties of the Company.   The Company represents to each Purchaser, as of the date hereof, as follows:

(a)          Organization and Standing.   The Company is a corporation duly organized and validly existing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to execute and deliver this Agreement, the Notes and the Warrants. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)         Authorization; Binding Obligation.   All corporate action on the part of the Company necessary for the authorization of this Agreement, the Notes and the Warrants, and the performance of all obligations of the Company hereunder and thereunder has been taken. This Agreement constitutes, and the Notes and Warrants, when executed and delivered at the Closing, will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

Capitalization.   Immediately prior to giving effect to the transactions contemplated by this Agreement, we had approximately 137,806,264 shares of common stock outstanding. Approximately 16,035,619 of such shares are currently unrestricted and freely tradable on the OTC Pink Marketplace where the Company’s common stock trades. In addition, we have filed a registration statement with the SEC to register 104,608,484 shares of our common stock held by certain of our shareholders. Upon the effectiveness of such registration statement those shares will become freely tradable. Of our remaining outstanding shares, as of the date of this Memorandum, some of such shares may become eligible for resale in the future under Rule 144 under the Securities Act.

Proceeds.   The Company shall use the proceeds from the issuance and sale of the Notes and Warrants for working capital and other general corporate purposes.

4.           Representations and Warranties of each Purchaser.   Each Purchaser, severally and not jointly, represents and warrants to the Company as of the Closing of the purchase of such Purchaser’s Note and Warrant that:

(a)          Requisite Power and Authority.    All action on the part of Purchaser necessary for the authorization of this Agreement and the performance of all obligations of Purchaser hereunder has been taken. This Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

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(b)         Investment Representations.   Purchaser understands that the Note and the Warrant issued to such Purchaser hereunder, and the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant (the “Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser also understands that the Note and the Warrant are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.

(c)          Experience; Risk.   Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Note, the Warrant and the Shares and of protecting Purchaser’s interests in connection therewith. Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

(d)         Investment.   Purchaser is acquiring the Note, the Warrant and the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Note, the Warrant and the Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

(e)          Information.   Purchaser has been furnished with all information which it deems necessary to evaluate the merits and risks of purchasing the Note and the Warrant and has had the opportunity to ask questions concerning the Note, the Warrant and the Company and all questions posed have been answered to its satisfaction. Purchaser has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Note, the Warrant and the Company. Purchaser understands that an investment in the Note involves significant risks.

(f)          Restricted Securities.   Purchaser understands that the Note, the Warrant and the Shares will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Note, the Warrant and the Shares may be resold without registration under the Acts only in certain limited circumstances. Purchaser acknowledges that the Note, the Warrant and the Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available.

(g)          No Public Market.   Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for such securities.

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(h)          Accredited Investor.   Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. Purchaser has considered the federal and state income tax implications of an investment in the Securities and has consulted with his or its own advisors with respect thereto.

(i)           Residence.   If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Schedule A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address of Purchaser set forth on the signature page of such Purchaser hereto.

(j)           Legends.   Purchaser understands and agrees that the Note will bear a legend as set forth on Exhibit A and, the Warrant will bear a legend as set forth on Exhibit B. In addition, the Note, the Warrant and any certificate or other instrument representing the Shares will bear any other legend that may be required by applicable law, by the Company’s Articles of Incorporation or Bylaws, or by any agreement between the Company and Purchaser.

5.            Closing Conditions.

(a)          Conditions to Purchasers’ Obligations at the Closing.   Each Purchaser’s obligation to purchase a Note and Warrant at any Closing is subject to the satisfaction, or waiver by such Purchaser, at or prior to such Closing of the following conditions:

(i)          Representations and Warranties True; Performance of Obligations.   The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of such Closing with the same force and effect as if they had been made as of such Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

(ii)          Legal Investment.   On the Closing Date, the sale and issuance of the Note and the Warrant shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(iii)         Consents, Permits, and Waivers.   The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

(b)          Conditions to Company’s Obligations at the Closing.   The Company’s obligation to sell the Notes and Warrants at any Closing is subject to the satisfaction, or waiver by the Company, at or prior to such Closing of the following conditions:

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(i)        Representations and Warranties True; Performance of Obligations.   The representations and warranties made by the Purchaser(s) in Section 4 hereof shall be true and correct in all material respects as of the Closing, and the Purchasers shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(ii)        Consents, Permits, and Waivers.   The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

6.            Post-Closing Covenants.   The Company agrees to take any and all action as is necessary or desirable to authorize, reserve and issue any shares of the Company’s capital stock issuable upon conversion of the Notes and exercise of the Warrants.

7.            Notes Pari Passu. The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the then outstanding principal amount of the Notes, together with any and all interest accrued but unpaid thereon.

8.            Miscellaneous.

(a)         Governing Law.   This Agreement and the Notes shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

(b)         Jurisdiction.   Each Purchaser consents to the exclusive jurisdiction of any state or federal court of competent jurisdiction located within Butler County in the Commonwealth of Pennsylvania and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts. Each Purchaser accepts for itself and in connection with its respective properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and the Notes.

(c)          Successors and Assigns.   This Agreement may not be assigned, conveyed or transferred without the prior written consent of the Company. Subject to the foregoing, the rights and obligations of the Company and each Purchaser under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The terms and provisions of this Agreement are for the sole benefit of the parties hereto and thereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(d)         Entire Agreement.   This Agreement, the exhibits and schedules hereto and the Notes and the Warrants delivered pursuant to the terms hereof constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

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(e)         Severability.   In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)          Amendment or Waiver.   This Agreement, the Notes and the Warrants may be amended, and any term or provision of this Agreement, the Notes and the Warrants may be waived, (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holders of a majority in principal amount of the Notes; provided that the terms and provisions of a Note or a Warrant may not be amended or waived in a manner substantially different from the terms and conditions of the Notes held by converting majority in interest without the written consent of the holder of such Note or such Warrant. Any amendment of this Agreement, or waiver of any term or provision of this Agreement, the Notes or the Warrants effected in accordance with this Agreement, the Notes or Warrants shall be binding upon each Purchaser under this Agreement. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Notes and Warrants as “Purchasers” and parties hereto.

(g)         Notices.   All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, including, with respect to any Purchaser, upon delivery by electronic mail to such Purchaser’s or such Purchaser’s representative’s e-mail address; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to each Purchaser at the address or facsimile number set forth on such party’s signature page hereof or at such other address as the Company or such Purchaser may designate by 10 days’ advance written notice to the other parties hereto.

(h)         Expenses.   Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

(i)           Titles and Subtitles.   The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(j)           Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Convertible Note and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

GEOSPATIAL CORPORATION

By:	/s/ Mark Smith
Mark Smith
Chief Executive Officer

Address:

229 Howes Run Road
Sarver, PA 16055

PURCHASER’S COUNTERPART SIGNATURE PAGE

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

Individual Investor	Entity Investor

Name:	Thomas R. Oxenreiter	Name:

Signature:	/s/ Thomas R. Oxenreiter	By:
Name:
Title:

Date:	September 30, 2015	Date:

Address:		Address:

118 Highland Drive
McMurray, PA 15317

Telephone: (412) 206-9362	Telephone:
Cell:	Cell:
Facsimile:	Facsimile:
E-mail: oxenreiter@gmail.com	E-mail:

Principal Amount of Note Purchased:	Principal Amount of Note Purchased:
$6,891.48

SCHEDULE A

SCHEDULE OF PURCHASERS

Name	Principal Amount of Note	Warrant	Purchase Price
Thomas R. Oxenreiter	$6,891.48	6,891	$0.20

EXHIBIT A

FORM OF NOTE

NEITHER THIS NOTE NOR ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO THAT CERTAIN CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF JULY 13, 2015, BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$6,891.48	Issue Date: September 30, 2015

For value received, Geospatial Corporation, a Nevada corporation (together with its successors and assigns, the “Company”), promises to pay to Thomas R. Oxenreiter (the “Holder”), unless this Note is earlier converted pursuant to Section 3, the principal sum of SIX THOUSAND, EIGHT HUNDRED NINETY-ONE DOLLARS AND FORTY-EIGHT CENTS (6,891.48), together with any and all interest accrued but unpaid thereon. This Note is one of a series of notes (collectively, “Notes”) issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated as of September 30, 2015, by and among the Company and the Purchasers listed in Schedule A thereto (the “Note and Warrant Purchase Agreement”). This Note is subject to the terms of the Note and Warrant Purchase Agreement and the following additional terms and conditions.

1.           Definitions.   Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Note and Warrant Purchase Agreement.

2.           Payment Terms.

2.1         Maturity Date.   Unless earlier converted as provided in Section 3, this Note will automatically mature and all unpaid principal and accrued and unpaid interest will be due and payable on the earlier of (a) December 30, 2015; (the “Maturity Date”), or (b) the occurrence of an Event of Default (as defined in Section 5).

2.2         Interest.   Interest shall accrue on the unpaid principal amount of this Note at a rate per annum of 10%, and shall be payable as set forth in Section 2.1.

2.3         Prepayment.   The Company shall have the right to redeem and prepay this Note, at any time. Upon such redemption and prepayment, the Company shall pay the unpaid principal of, and all accrued and unpaid interest under, this Note.

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3.            Conversion.

3.1          Optional Conversion.   The Holder shall have the right, at any time prior to the Maturity Date, to convert the unpaid principal and accrued interest, if any, of this Note, in whole or in part, into shares of common stock, par value $ .001 per share, of the Company (“Common Stock”) at a price per share (the “Conversion Price”) of $0.20.

3.2          Mechanics and Effect of Conversion.

(a)          No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the unconverted balance that would otherwise be converted into such fractional share.

(b)          In the event that this Note is converted pursuant to Section 3.1 the Holder shall surrender this Note, duly endorsed, to the Company at the closing of the purchase and sale of the Company’s equity securities and the Note shall thereupon be canceled

3.3          Termination of Rights.   Upon conversion of this Note in accordance with Section 3.1, all rights with respect to the converted portion of this Note shall terminate, whether or not the Note has been surrendered for cancellation, and the Company will be forever released from all of its obligations and liabilities under the converted portion of this Note except its obligations pursuant to Section 3.2.

4.            Payment.   Except as set forth herein, all payments shall be made in lawful money of the United States of America at the principal offices of the Company. Payment shall be credited first to any accrued interest then due and payable and the remainder applied to principal.

5.            Events of Default.   The entire unpaid principal sum of this Note, together with any and all interest accrued but unpaid thereon, shall become immediately due and payable upon the occurrence of an Event of Default. Subject to the foregoing, an Event of Default shall be deemed to have occurred upon the occurrence of any of the following:

(a)          the nonpayment of any principal, interest or other indebtedness under this Note within ten (10) calendar days after when due;

(b)          the filing by or against the Company of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any obligor, such proceeding is not dismissed or stayed within 60 days of the commencement thereof);

(c)          any assignment by the Company for the benefit of creditors;

(d)          a default with respect to any other indebtedness of the Company for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt, unless the holder of such debt waives such default or otherwise agrees to forbear from exercising its rights with respect to such default;

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(e)          the entry of a final judgment against the Company in an amount exceeding $100,000 and the failure of the Company to discharge the judgment within thirty (30) days of the entry thereof;

(f)          any material adverse change in the Company’s business, assets, operations, financial condition or results of operations; or

(g)          the Company ceases doing business as a going concern.

6.            Transfer; Successors and Assigns.   Subject to the restrictions set forth in the Note and Warrant Purchase Agreement, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name, of, the transferee. Interest and principal are payable only to the registered holder of this Note. The terms and conditions of this Note shall inure to the benefit of and binding upon the respective successors and assigns of the parties.

7.            Governing Law.   This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

8.            Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Note and Warrant Purchase Agreement.

9.            Amendments and Waivers.   Subject to Section 8(f) of the Note and Warrant Purchase Agreement, this Note and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.          Stockholders, Officers and Directors Not Liable.   In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

11.          Headings.   The headings in this Note are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

12.          Benefits of this Note.   Nothing in this Note shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Note and this Note shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer, as of the date first above written.

GEOSPATIAL CORPORATION

By:
Mark A. Smith
Chief Executive Officer

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EXHIBIT B

FORM OF WARRANT

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NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Warrant Issue Date: September 30, 2015

COMMON STOCK PURCHASE WARRANT

For value received, Geospatial Corporation (the “Company”), a Nevada corporation, hereby certifies that Thomas R. Oxenreiter (the “Holder”) or its permitted assign(s) is entitled to purchase from the Company, for a period of 10 years from the date hereof, SIX THOUSAND, EIGHT HUNDRED NINETY-ONE (6,891) shares of the Company’s common stock, par value $.001 per share (“Common Stock”) at a price of $0.20 per share (the “Exercise Price”). This Warrant is subject to the terms of the Purchase Agreement and the following additional terms and conditions.

1.            Certain Definitions.

(a)          “Change in Control” means any sale of capital stock of the Company or consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such sale, consolidation, merger or reorganization, do not hold at least a majority of the resulting or surviving corporation’s voting power immediately after such consolidation, merger or reorganization, or the sale, lease, or other disposition of all or substantially all of the assets of the Company.

(b)          “Exercise Period” means the period commencing on the date hereof and ending at 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the tenth anniversary of the Closing Date.

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2.            Exercise of Warrant.

(a)          The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Subscription Agreement attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive office, accompanied by payment in cash, in lawful money of the United States of America, including by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, of an amount equal to the Exercise Price multiplied by the number of shares of Common being purchased pursuant to such exercise of the Warrant.

(b)         This Warrant may be exercised for less than the full number of shares of Common Stock calculated above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee.

(c)          As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within 20 business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 3(d) hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

(d)         Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

(e)          In the event that the Company proposes to engage in a Change in Control or Qualified Public Offering, it shall give the Holder written of its intention not less than ten (10) days prior to the date of the proposed closing of such transaction. The notice shall describe the material terms and conditions upon which the Company proposes to consummate such transaction.

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3.            Reservation of Stock Issuable on Exercise of Warrants.   The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants.

4.            Negotiability.   This Warrant is issued upon the following terms:

(a)          Transfer.   By acceptance hereof, the Holder acknowledges and agrees that the Holder is acquiring the Warrant and the shares of Common Stock issuable upon exercise hereof for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b)          Agreements.   As a condition to the Company’s obligation to issue shares of Common Stock upon exercise hereof, the Holder shall execute the Subscription Agreement attached hereto as Annex A.

(c)          Transfer Taxes.   The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

(d)          Compliance with Securities Laws.   The Holder, by acceptance hereof, acknowledges that this Warrant, the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant, any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

5.            Subdivision of Rights.   Subject to Section 6, this Warrant (as well as any new Warrants issued pursuant to the provisions of this Section 7) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

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6.            Miscellaneous.

(a)         Notices.   Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Purchase Agreement.

(b)         Books of the Company.   The Company may treat the holder hereof as appearing on the Company’s books at any time as the holder for all purposes.

(c)         Headings.   The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

13.         (d)         Amendment; Waiver.   Subject to Section 8(f) of the Purchase Agreement, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

14.         (e)         Benefits of this Warrant.   Nothing in this Warrant shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Warrant.

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10

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer, as of the date first above written.

Geospatial Corporation

By:
Mark Smith
Chief Executive Officer

11

ANNEX A

SUBSCRIPTION AGREEMENT

Date:

To:

The undersigned (the “Purchaser”), pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects (a) to purchase _____ shares of Common Stock (the “Warrant Shares”) covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant or (b) to exercise the Warrant with respect to __________ shares of Common Stock, pursuant to Section 2(b) of the Warrant [STRIKE (a) OR (b) AS APPLICABLE].

Purchaser represents and warrants to the Company as follows:

1.           Investment Representations.   Purchaser understands that the Warrant Shares have not been registered under the Securities Act. Purchaser also understands that the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.

2.           Experience; Risk.   Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Warrant Shares and of protecting Purchaser’s interests in connection therewith. Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

3.           Investment.   Purchaser is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Warrant Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

4.           Information.   Purchaser has been furnished with all information which it deems necessary to evaluate the merits and risks of purchasing the Warrant Shares and has had the opportunity to ask questions concerning the Warrant Shares and the Company and all questions posed have been answered to its satisfaction. Purchaser has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Shares and the Company. Purchaser has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Shares and to make an informed decision relating thereto.

5.           Restricted Securities; Restrictions on Transfer.   Purchaser understands that the Warrant Shares will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrant Shares may be resold without registration under the Acts only in certain limited circumstances. Purchaser acknowledges that Warrant Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available. To the extent that Purchaser is not already a party to such agreements, Purchaser agrees to execute and deliver a counterpart signature page, and become a party, to such stockholder and registration rights agreements as are then in effect by and among the Company and its stockholders.

6.           No Public Market.   Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for such securities.

7.           Accredited Investor.   Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares.

8.           Residence.   If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth below; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth below.

Signature

Print name:

Address:

2

NOTICE OF TRANSFER

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below the rights and obligations represented by the within Warrant with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and appoints _______________ attorney to transfer said right on the warrant register of __________ with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address: